UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report : January 28, 2011

Botetourt Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-49787	54-1867438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Main Street Buchanan, Virginia	24066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 540-591-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 26, 2011, the Board of Directors of Botetourt Bankshares, Inc., the holding company for Buchanan, VA-based Bank of Botetourt, declared a quarterly dividend payment in the amount of $0.04 per share. The cash dividend is payable February 18, 2011 to shareholders of record on February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Botetourt Bankshares, Inc.

/s/ H. Watts Steger, III
Chairman & CEO

/s/ Michelle A. Alexander
Date: January 28, 2011	Chief Financial Officer